SHARE EXCHANGE AGREEMENT

This **Share Exchange Agreement**, dated as of April 2, 2020, (this "**Agreement**") by and among **Palayan Resources, Inc.**, a Nevada corporation, (Entity #: E0365222013-5), (the **"Company"** or **"PLYN"**) and **Scythian Mining Group Limited**, a company duly formed under the laws of United Kingdom (Company#: 11038421) **("SMG")**, and SMG's wholly owned subsidiary **SMG-Gold B.V.**, a Dutch limited liability company (Company KVK# 76235548) **("SMG-Gold")**, SMG is the sole-shareholder of SMG-Gold (to be certain, SMG shall be referred to hereinafter as SMG or the **"SMG-Gold Shareholder"**). For purposes of this Agreement the **Company**, **PLYN**, **SMG,** and the **SMG-Gold Shareholder** are sometimes collectively referred to as the **"Parties"** and individually as a **"Party."**

RECITALS

WHEREAS, SMG, as the sole SMG-Gold Shareholder and legal and beneficial owner of One Hundred (100%) of the issued and outstanding shares of SMG-Gold (the **"SMG-Gold Shares"**), believe it is in their best interests for SMG to *exchange* One Hundred (100%) percent of the issued and outstanding shares of SMG-Gold for an aggregate of One Million (1,000,000) shares of PLYN Preferred Series A as stated in Exhibit A, which shall have voting rights and conversion right into common stock, and One Million shares of PLYN Preferred Series C as stated in Exhibit A, which shall have conversion right into common stock but no voting rights (collectively, the Series A and Series C shares to be issued shall be referred to hereinafter as the **"PLYN Shares"**); and, PLYN believes it is in its best interest and the best interest of its stockholders to acquire the SMG-Gold Shares in exchange for the PLYN Shares, all upon the terms and subject to the conditions set forth in this Agreement (the "**Share Exchange**"); and

WHEREAS, the parties to this agreement understand that the company must file with the state of Nevada to register the Preferred shares and make public disclosure filings prior to any issuance, the company will take immediate steps to file with the State of Nevada to effectuate the registration of the necessary series of Preferred Shares and file the appropriate public disclosures, and

WHEREAS, the parties to this agreement understand and agree that an escrow shall be set up by Charles Giannetto, Esq. (the "**Escrow Agent**") to hold all stock to be issued pursuant to this Agreement (hereinafter the "**Escrow**"), and that the common and preferred shares shall only be released upon the completion of the transactions contemplated herein, as defined herein "Completion" shall mean the final payment to Mr. Kulchimbayev, sole limited partner of Altyn Kokkus, LLP (hereinafter "Altyn") and transfer of Mr. Kulchimbayev LLP ownership units (free and clear of all liens and encumbrances) to SMG-Gold. This Agreement is expressly contingent upon the Completion as stated herein before, and

WHEREAS, Joel Dulatre Cortez is the owner of ten million (10,000,000) restricted common shares of Palayan and has agreed, as a condition to this agreement, to return his shares to treasury in exchange for Series B Preferred Shares as stated in Exhibit A, which shares shall be held in Escrow. Mr. Cortez and the Company shall file the appropriate public disclosures, and

WHEREAS, Mark Christian Soo is the owner of five million (5,000,000) restricted common shares of Palayan and has agreed, as a condition to this agreement, to return his shares to treasury in exchange for Series B Preferred Shares as stated in Exhibit A, which shares shall be held in Escrow. Mr. Soo and the Company shall file the appropriate public disclosures, and

WHEREAS, it is the intention of the parties that: (i) the Share Exchange shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "**Code**"); and (ii) the Share Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement (the "**Securities Act**"); and,

WHEREAS, it is the intention of the parties that upon the Closing (as hereinafter defined) SGM Gold shall become a wholly owned subsidiary of PLYN; and,

WHEREAS, the Parities agree that the foregoing Recitals are true and correct and are hereby incorporated into this Agreement by this reference; and,

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto agree as follows:

PLYN JEJ_____ SMG BD____ SMG-Gold BD__ SMG-Gold Nl Trust Eelco van Solkema

ARTICLE I

EXCHANGE OF SMG-GOLD SHARES FOR PLYN SHARES

Section 1.1 Recitals. The above Recitals are hereby incorporated by reference as though fully set forth herein.

Section 1.2 Agreements to Exchange SMG-Gold Shares for PLYN Shares. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, the SMG-Gold Shareholder shall assign, transfer, convey and deliver the SMG-Gold Shares to PLYN, taking into account section 1.7 of this Agreement, and in consideration and exchange for the SMG-Gold Shares, PLYN shall issue, transfer, convey and deliver the PLYN Shares to SMG.

Section 1.3 Closing and Actions at Closing. The closing of the Share Exchange (the "**Closing**") shall take place remotely, via the exchange of documents and signatures, as well as the execution of a notarial deed of transfer of shares before a Dutch civil law notary (the "**Notarial Deed**") at such time and date as the parties hereto shall agree orally or in writing (the "**Closing Date**").

Section 1.4 Property Valuation. Prior to Closing, or, with the consent of PLYN, as soon as practicable thereafter, SMG-Gold shall retain an independent third-party valuation consultant to prepare and deliver to PLYN a current valuation report ("**Valuation Report**") relating to the rights that SMG-Gold has to the Sub Soil Use Agreement No 2068 dated 14 June 2006 over the area known as Kokkus in central Kazakhstan, commonly known as the "**Kokkus Gold Deposit**" (the "**Property**").

Section 1.5 Share Exchange. After Closing and contingent upon the satisfaction of the terms and conditions set forth in this Agreement, the SMG-Gold Shareholder shall exchange and deliver shares representing One Hundred (100%) percent of the SMG-Gold Shares to the Escrow to be held for the benefit PLYN, and in exchange for PLYN shares as set forth in Exhibit A attached hereto.

Section 1.6 Restrictions on PLYN Shares Issued Pursuant to this Agreement. The PLYN shares to be issued by PLYN pursuant to this Agreement **have not been registered** and are being issued pursuant to a specific exemption under the Securities Act, as well as under certain state securities laws for transactions by an issuer not involving any public offering or in reliance on limited federal exemption from such state securities registration laws, based on the suitability and investment representations made by the SMG-Gold Shareholders to PLYN. The PLYN Shares to be issued by PLYN pursuant to this Agreement must be held and may not be sold, transferred, or otherwise disposed of for value unless such securities are subsequently registered under the Securities Act or an exemption from such registration is available.

Section 1.7 Share Exchange Procedure. PLYN and the SMG-Gold Shareholder have agreed that the civil law notary of Heussen Lawyers & Notaries, Amsterdam, the Netherlands ("**Heussen**") can proceed with the execution of the Notarial Deed on the Closing Date upon receipt of:

i. A copy of this signed Agreement; and
ii. The original shareholders register of SMG-Gold evidencing the number of SMG-Gold Shares; and
iii. a power of attorney from SMG in favour of Heussen, for the execution of the Notarial Deed, duly executed on behalf SMG; and
iv. the written confirmation of the Escrow Agent that the conditions precedent to the transfer of the SMG-gold Shares have been met ("the Notice of Completion").

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF PLYN

PLYN represent, warrant and agree that all of the statements in the following subsections of this Article II are true and complete as of the date hereof.

Section 2.1 Corporate Organization

A. Palayan Resources, Inc. is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and has all requisite corporate power and authority to own its properties and assets and governmental licenses, authorizations, consents and approvals to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of PLYN. "**Material Adverse Effect**"

means, when used with respect to PLYN, any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of PLYN, or materially impair the ability of PLYN to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement; or (ii) changes in the U.S. securities markets generally.

B. Copies of the Articles of Incorporation and Bylaws of PLYN with all amendments thereto, as of the date hereof (the "**PLYN Charter Documents**"), have been furnished to SMG-Gold, if so requested, and such copies are accurate and complete as of the date hereof. The minute books of PLYN are current as required by law, contain the minutes of all meetings of the PLYN Board and its stockholders from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the PLYN Board and its stockholders. PLYN is not in violation of any of the provisions of the PLYN Charter Documents.

Section 2.2 Capitalization of PLYN.

A. On the date of Closing, the authorized capital stock of PLYN shall consist of: (i) 500,000,000 shares of common stock, par value $0.001, of which 30,000,000 shares of common stock are issued and outstanding immediately prior to the Share Exchange; and (ii) 100,000,000 Preferred shares outstanding immediately prior to the Share Exchange.

B. All of the issued and outstanding shares of common stock of PLYN immediately prior to this Share Exchange are, and all shares of common stock of PLYN when issued in accordance with the terms hereof will be, duly authorized, validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable U.S. federal and state securities laws and state corporate laws, and will have been issued free of pre-emptive rights of any security holder. The issuance of all of the shares of PLYN described in this Section 2.2 have been, or will be, as applicable, in compliance with U.S. Federal and State securities laws and State corporate laws and no stockholder of PLYN has any right to rescind or bring any other claim against PLYN for failure to comply with the Securities Act, or state securities laws.

Section 2.3 Shell Status. As of the date of this Agreement, PLYN represents that is a **"shell company"** as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Section 2.4 Authorization, Validity and Enforceability of Agreements. PLYN has all corporate power and authority to execute and deliver this Agreement and all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement (collectively the "**Agreements**") to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Agreements by PLYN and the consummation by PLYN of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of PLYN, and no other corporate proceedings on the part of PLYN are necessary to authorize the Agreements or to consummate the transactions contemplated hereby and thereby. The Agreements constitute the valid and legally binding obligation of PLYN and is enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally. PLYN does not need to give any notice to, make any filings with, or obtain any authorization, consent or approval of any government or governmental agency or other party in order for it to consummate the transactions contemplated by any of the Agreements, resulting from the issuance of the PLYN Shares in connection with the Share Exchange.

Section 2.5 No Conflict or Violation. Neither the execution and delivery of the Agreements by PLYN, nor the consummation by PLYN of the transactions contemplated thereby will: (i) contravene, conflict with, or violate any provision of the PLYN Charter Documents; (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, administrative panel or other tribunal to which PLYN is subject; (iii) conflict with, result in a breach of, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which PLYN is a party or by which it is bound, or to which any of its assets or properties are subject; or (iv) result in or require the creation or imposition of any encumbrance of any nature upon or with respect to any of PLYN's assets, including without limitation, the PLYN Shares.

Section 2.6 Litigation. There is no action, suit, proceeding or investigation ("**Action**") pending or, to the knowledge of PLYN, currently threatened against PLYN or any of its affiliates, that may affect the validity of this Agreement or the right of PLYN to enter into this Agreement or to consummate the transactions contemplated hereby or thereby. There is no Action pending or, to the knowledge of PLYN, currently threatened against PLYN or any of its affiliates, before any court or by or

before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against or relating to PLYN or any of its affiliates. Neither PLYN nor any of its affiliates is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no Action by PLYN or any of its affiliates currently pending or which PLYN or any of its affiliates intends to initiate.

Section 2.7 Compliance with Laws. PLYN has been and is in compliance with, and has not received any notice of any violation of any, applicable law, order, ordinance, regulation or rule of any kind whatsoever, including without limitation the Securities Act, the Exchange Act, the applicable rules and regulations of the SEC or the applicable securities laws and rules and regulations of any state.

Section 2.8 Financial Statements. PLYN's financial statements (the "**Financial Statements**") have been prepared in accordance with generally accepted accounting principles applicable in the United States of America (**"U.S. GAAP"**) applied on a consistent basis, except that those Financial Statements that are not audited do not contain all footnotes required by U.S. GAAP. The Financial Statements fairly present the financial condition and operating results of PLYN as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. PLYN has no material liabilities (contingent or otherwise) which are not stated in PLYN's publicly available filings or disclosed herein. PLYN is not a guarantor or indemnitor of any indebtedness of any other person, entity or organization. PLYN maintains a standard system of accounting established and administered in accordance with U.S. GAAP.

Section 2.9 Books, Financial Records and Internal Controls. All the accounts, books, registers, ledgers, PLYN Board minutes and financial and other records of whatsoever kind of PLYN have been fully, properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of PLYN. PLYN maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

Section 2.10 No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or anticipated by PLYN to arise, between PLYN and any accountants and/or lawyers formerly or presently engaged by PLYN. PLYN is not current with respect to fees owed to its President, Transfer Agent, accountants and lawyers.

Section 2.11 Absence of Undisclosed Liabilities. Except as specifically disclosed herein or in the publicly available financial statements: (A) there has been no event, occurrence or development that has resulted in or could result in a Material Adverse Effect; (B) PLYN has not incurred any liabilities, obligations, claims or losses, contingent or otherwise, excluding debt obligations of professional fees due the President in the amount of $17,380 USD, Promissory Notes totalling $38,000 USD, and amounts due to insiders as disclosed in publicly available financial statements; (C) PLYN has not declared or made any dividend or distribution of cash or property to its shareholders, purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, or issued any equity securities other than with respect to transactions contemplated hereby; (D) PLYN has not made any loan, advance or capital contribution to or investment in any person or entity; (E) PLYN has not discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business; PLYN has not suffered any losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business; and (G) except for the Share Exchange, PLYN has not entered into any transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business.

Section 2.12 No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to PLYN or its respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by PLYN but which has not been - publicly announced or disclosed prior to closing. PLYN has not provided to SMG, or the SMG-Gold Shareholder, any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by PLYN but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement and/or the Share Exchange.

Section 2.13 Disclosure. This Agreement and any certificate attached hereto or delivered in accordance with the terms hereof by or on behalf of PLYN in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the

PLYN JEJ SMG BD SMG-Gold BD SMG-Gold Nl Trust Eelco van Solkema

statements contained herein and/or therein not misleading.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SMG ANDSMG-GOLD

SMG represents, warrants and agrees that all of the statements in the following subsections of this Article III, pertaining to SMG, are true and complete as of the date hereof.

Section 3.1 Corporate Organization

A. **SMG-Gold B.V.**, a Dutch private company with limited liability (Company KVK# 76235548), has all requisite corporate power and authority to own its properties and assets and governmental licenses, authorizations, consents and approvals to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of SMG-Gold. "**Material Adverse Effect**" means, when used with respect to SMG-Gold, any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of SMG-Gold, or materially impair the ability of SMG-Gold to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement; or (ii) changes in the U.S. securities markets generally.

B. Copies of the formation documents of SMG-Gold, or their equivalent, with all amendments thereto, as of the date hereof (the "**SMG-Gold Charter Documents**"), have been furnished to PLYN, if so requested, and such copies are accurate and complete as of the date hereof. The minute books of SMG-Gold are current as required by law, contain the minutes of all meetings of the SMG-Gold Board and its stockholders from its date of formation to the date of this Agreement, and adequately reflect all material actions taken by the SMG-Gold Board and its stockholders. SMG-Gold is not in violation of any of the provisions of the SMG-Gold Charter Documents.

Section 3.2 Capitalization of SMG-Gold.

A. SMG**-** represents and warrants that it currently has, and as of the date of Closing, all of the issued and outstanding shares of common stock of SMG-Gold immediately prior to this Share Exchange are, and all shares of common stock of SMG-Gold when issued in accordance with the terms hereof were, duly authorized, validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable securities laws and corporate laws of the Netherlands and will have been issued free of pre-emptive rights of any security holder.

Section 3.3 Shareholders of SMG-Gold's Common Stock. SMG-Gold shall provide PLYN, a true and complete Certified list of the holders of all issued and outstanding shares of SMG-Gold including the number of SMG-Gold shares held as of the date of this Agreement.

Section 3.4 Financial Statements. SMG-Gold has kept all books and records since inception and such financial statements have been prepared in accordance with Generally Accepted Accounting Principles ("**GAAP**") consistently applied throughout the periods involved, and in accordance with the jurisdictional requirements for each jurisdiction under with the financials have been prepared. The balance sheets are true and accurate and present fairly as of their respective dates the financial condition of SMG-Gold. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, including but not limited to any previous tax liability SMG-Gold had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with GAAP, and all assets reflected therein are properly reported and present fairly the value of the assets of SMG-Gold, in accordance with GAAP. The statements of operations, stockholders' equity and cash flows reflect fairly the information required to be set forth therein by GAAP. The Parties take note that SMG-Gold is a new company and does not yet have audited statements, only management accounts.

The books and records, financial and otherwise, of SMG-Gold are, in all material aspects, complete and correct and have been maintained in accordance with good business and accounting practices.

All of SMG-Gold's assets are reflected on its financial statements, and SMG-Gold has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise which is not reflected on its financial statements.

Section 3.5 Information. The information concerning SMG-Gold set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 3.6 Personal Property. SMG-Gold possesses and has good and marketable title of all property necessary for the continued operation of the business of SMG-Gold as presently conducted and as represented to PLYN. All such property is used in the business of SMG-Gold. All such property is in reasonably good operating condition (normal wear and tear excepted) and is reasonably fit for the purposes for which such property is presently used. All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by SMG-Gold and its subsidiaries is owned by SMG-Gold or its subsidiaries free and clear of all liens, security interests, charges, encumbrances, and other adverse claims.

Section 3.7 Intellectual Property. SMG-Gold represents and warrants that any trade secrets, and "know-how" held relating to business of SMG-Gold, and all other intangible assets, in SMG-Gold's possession or that may be reasonably acquired by SMG-Gold any other proprietary information and trade secrets relating to the business of SMG-Gold (collectively the **"Intellectual Property"**) shall remain the intellectual property of SMG-Gold as of the date of Closing of this Agreement and that SMG-Gold shall take any steps reasonable to assign or otherwise transfer any Intellectual Property right to PLYN, as necessary to protect PLYN's rights to the same.

Section 3.8 Subsidiaries. SMG-Gold does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations, with the exception of the local Kazakhstan company, Altyn Kokkus LLP, which company holds the Sub Soil Use Contract, as disclosed herein.

Section 3.9 Absence of Certain Changes or Events. As of the date of this Agreement, (a) there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of SMG-Gold; and (b) SMG-Gold has not: (i) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (ii) made any material change in its method of management, operation or accounting; (iii) entered into any other material transaction other than assuming the liability to make all future payments to Mr. Kulchimbayev pursuant to that certain Addendum 2. to the SPA dated November 11, 2019 and Addendum 3, dated March 25, 2020 (true and correct copies of which are attached hereto as Exhibits B & C); or (iv) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees.

Section 3.10 Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of SMG-Gold after reasonable investigation, threatened by or against SMG-Gold or affecting SMG-Gold or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. SMG-Gold does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

Section 3.11 Compliance with Laws and Regulations. To the best of its knowledge, SMG-Gold has complied with all applicable statutes and regulations, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of SMG-Gold or except to the extent that noncompliance would not result in the occurrence of any material liability for SMG-Gold. This compliance includes, but is not limited to, the filing of all reports to date with relevant authorities.

Section 3.12 Approval of Agreement. The Board of Directors of SMG-Gold has authorized the execution and delivery of this Agreement by SMG-Gold and has approved this Agreement and the transactions contemplated hereby and will provide copies of the authorization to PLYN.

Section 3.13 Valid Obligation. This Agreement and all agreements and other documents executed by SMG-Gold in connection herewith constitute the valid and binding obligation of SMG-Gold, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 3.14. Use of Proceeds. SMG-Gold shall provide a Use of Proceeds (hereinafter "UOP") to PLYN. It is agreed and understood the UOP shall serve as the non-binding basis for the continued operations of PLYN and SMG-Gold on a forward-looking basis.

PLYN JEJ SMG BD SMG-Gold BD SMG-Gold Nl Trust Eelco van Solkema

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SMG & THE SMG-GOLD SHAREHOLDER

SMG, as the sole SMG-Gold Shareholder hereby represents and warrants to PLYN:

Section 4.1 Authority. SMG has the right, power, authority and capacity to execute and deliver this Agreement to which SMG is a party, to consummate the transactions contemplated by this Agreement, and to perform such SMG obligations under this Agreement. This Agreement has been duly and validly authorized and approved, executed and delivered by SMG. This Agreement is duly authorized, executed and delivered by SMG and constitutes the legal, valid and binding obligations of SMG, enforceable against SMG in accordance with the terms herein, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

Section 4.2 No Conflict. Neither the execution or delivery by SMG of this Agreement, nor the consummation or performance by SMG of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the organizational documents of SMG or SMG-Gold; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which SMG is a party or by which the properties or assets of SMG is bound; or (c) contravene, conflict with, or result in a violation of, any law or order to which SMG, or any of the properties or assets of SMG may be subject.

Section 4.3 Litigation. There is no pending Action against SMG that involves SMG-Gold Shares or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement or the business of SMG-Gold and, to the knowledge of SMG, no such Action has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Action.

Section 4.4 Ownership of Shares. SMG is the shareholder of record and beneficial owner of the SMG-Gold Shares. SMG is not the record or beneficial owner of any other shares of SMG-Gold. SMG has and shall transfer at the Closing, good and marketable title to the SMG-Gold Shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever, excepting only restrictions on future transfers imposed by applicable law.

Section 4.5 Pre-emptive Rights. SMG has no pre-emptive rights or any other rights to acquire any shares of SMG-Gold that have not been waived or exercised.

Section 4.6 Significance Test. SMG represents and warrants, and hereby specifically acknowledges, that as reflected on the SMG balance sheet as of the date of Closing, the SMG-Gold Shares will represent less than Twenty (20%) percent of SMG's total assets at the date of sale.

ARTICLE V

CONDITIONS TO THE OBLIGATIONS OF SMG, SMG-GOLD AND THE SMG-GOLD SHAREHOLDER

The obligations of SMG, and SMG-Gold, to consummate the transactions contemplated by this Agreement are subject to the fulfilment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by SMG or SMG-Gold, , as the case may be, in their sole discretion:

Section 5.1 Representations and Warranties of PLYN. All representations and warranties made by PLYN in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

Section 5.2 Agreements and Covenants. PLYN shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with on or prior to the Closing Date.

Section 5.3 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

PLYN JEJ SMG BD SMG-Gold BD SMG-Gold Nl Trust Eelco van Solkema

Section 5.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of PLYN shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 5.5 Obligations Prior to Closing. PLYN shall deliver the following documents to SMG: (i) copies of share certificates evidencing the PLYN Preferred Shares registered in the name of SMG being held in Escrow; (ii) this Agreement duly executed; (iii) such other documents as SMG-Gold or SMG may reasonably request for the purpose of evidencing the accuracy of any of the representations and warranties of PLYN, evidencing the performance of, or compliance by PLYN with any covenant or obligation required to be performed or complied with by PLYN, evidencing the satisfaction of any condition referred to in this Article V, or otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Section 5.6 No Material Adverse Effect. There shall not have been any event, occurrence or development that has resulted in or could result in a Material Adverse Effect on or with respect to PLYN.

ARTICLE VI

CONDITIONS TO THE OBLIGATIONS OF PLYN

The obligations of PLYN to consummate the transactions contemplated by this Agreement are subject to and expressly contingent on the fulfilment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by PLYN in its sole discretion:

Section 6.1 Representations and Warranties of SMG and SMG-Gold. All representations and warranties made by SMG and SMG-Gold on behalf of themselves individually, or collectively, in this Agreement shall be true and correct on and as of the Closing Date.

Section 6.2 Agreements and Covenants. SMG and SMG-Gold shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date.

Section 6.3 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 6.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of SMG-Gold shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 6.5 Documents. SMG-Gold and SMG must deliver to PLYN at the Closing:

A. a copy of the (attested) shareholders register of SMG-Gold evidencing the number of SMG-Gold Shares along with a power of attorney executed by SMG in favour of Heussen Lawyers and Notaries, Amsterdam , in terms satisfactory to PLYN, whereby Heussen are authorized to take such steps as are necessary to transfer the SMG-Gold Shares to PLYN upon receipt from Charles Giannetto Esq of the Notice of Completion .;

PLYN JEJ SMG BD SMG-Gold BD SMG-Gold Nl Trust Eelco van Solkema

B. this Agreement to which the SMG, SMG-Gold and the SMG-Gold Shareholder are each a party, duly executed; and

C. SMG-Gold shall deliver to PLYN (or, if PLYN's consent has been given pursuant to Section 1.4, as soon as practicable after Closing) a current Valuation Report relating to the Property by an independent third party in a form and amount acceptable to Palayan; and,

D. such other documents as PLYN may reasonably request for the purpose of (i) evidencing the accuracy of any of the representations and warranties of SMG and SMG-Gold, (ii) evidencing the performance of, or compliance by SMG and SMG-Gold with any covenant or obligation required to be performed or complied with by SMG and or SMG-Gold, as the case may be, (iii) evidencing the satisfaction of any condition referred to in this Article VI, or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Section 6.6 No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any person, any claim asserting that such person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the SMG-Gold Shares, or any other stock, voting, equity, or ownership interest in, SMG-Gold, or (b) is entitled to all or any portion of the PLYN Shares.

ARTICLE VII

SURVIVAL AND INDEMNIFICATION

Section 7.1 Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall expire on the first day of the three-year anniversary of the Closing Date (the "**Survival Period**"). The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

Section 7.2 Indemnification.

A. Indemnification Obligations in favor of PLYN. From and after the Closing Date until the expiration of the Survival Period, SMG-Gold shall reimburse and hold harmless PLYN and its shareholders (such person and their heirs, executors, administrators, agents, successors and assigns is referred to herein as a "**PLYN Indemnified Party**") against and in respect of any and all damages, losses, settlement payments, in respect of deficiencies, liabilities, costs, expenses and claims suffered, sustained, incurred or required to be paid by such PLYN Indemnified Party, and any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other procedures or investigation against any PLYN Indemnified Party, which arises or results from a third-party claim brought against a PLYN Indemnified Party to the extent based on a breach of the representations and warranties with respect to the business, operations or assets of SMG-Gold. All claims of PLYN pursuant to this Section 7.2 shall be brought by PLYN on behalf of PLYN and those Persons who were stockholders of PLYN immediately prior to the Closing Date. In no event shall any such indemnification payments exceed $50,000 in the aggregate from SMG-Gold. No claim for indemnification may be brought under this Section 7.2(A) unless all claims for indemnification, in the aggregate, total more than $10,000.

B. Indemnification Obligations in favor of SMG-Gold and the SMG-Gold Shareholder. From and after the Closing Date until the expiration of the Survival Period, PLYN and the PLYN shareholders shall indemnify and hold harmless SMG-Gold and the SMG-Gold Shareholder, and their respective officers, directors, agents, attorneys and employees, and each person, if any, who controls or may "control" (within the meaning of the Securities Act) any of the forgoing persons or entities (each a "**SMG-Gold Indemnified Person**") from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, legal fees (collectively, "**Damages**") arising out of: (i) any breach of representation or warranty made by PLYN in this Agreement and in any certificate delivered by PLYN pursuant to this Agreement; (ii) any breach by PLYN of any covenant, obligation or other agreement made by PLYN in this Agreement; and (iii) a third-party claim based on any acts or omissions by PLYN. In no event shall any such indemnification payments exceed $50,000 in the aggregate from PLYN. No claim for indemnification may be brought under

PLYN JEJ SMG BD SMG-Gold BD SMG-Gold Nl Trust Eelco van Solkema

this Section 7.2(B) unless all claims for indemnification, in the aggregate, total more than $10,000.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.1 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 8.2 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by each Party, as incurred respectively.

Section 8.3 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or 7 days after being sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the known business addressee of each party, which may be obtained by any reasonable efforts, or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 8.3 are concerned unless notice of such change shall have been given to such other party hereto as provided in this Section 8.3.

PYLN:	Palayan Resources, Inc. ATTN: James E Jenkins, CEO 9300 Conroy Windermere Rd. #3250 Windermere, FL 34786 PLYNCEO@protonmail.com
With a copy to:	C. Giannetto, Esq. 8815 Conroy Windermere Rd. #104 Orlando, FL 32835 P/F: (321) 289 3049 Email: charlie@giannettolaw.com
SMG:	Scythian Mining Group Ltd. ATTN: John Emmott Kemp House, 152-160 City Rd. London, UK EC1V 2NX UK Mobile: +44 7701 044974; Kz Mobile: +7 701 765 4450 Email: john.emmott@gmail.com
With copies to:	Barry Davis Email: Barry.Davis@SMG-Gold.com; and Pan Ocean International Business Limited Attn: John T Martin – jtm@yespanocean.com; and Attn: Victor J Elias – vje@yespanocean.com

Section 8.4 Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 8.5 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so

as to be valid and enforceable.

Section 8.6 Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 8.7 Counterparts and eSign. This Agreement may be executed via electronic signature or via facsimile and in counterparts, each of which is deemed an original, and any party hereto may execute any such counterpart, all of which, when taken together, constitute one and the same instrument. Further, said adopted electronic or digital signatures and initials shall in all respects be considered binding upon the Parties, in accordance with United States law and regulations, including the Uniform Electronic Transactions Act (UETA) and the Uniform Signatures in Global and National Commerce Act (E-SIGN).

Section 8.8 Convenience of Forum; Consent to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of Nevada, and/or the U.S. District Court for Nevada, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 8.3.

Section 8.9 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 8.10 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Nevada without giving effect to the choice of law provisions thereof, or without regard to any Treaty obligations.

Section 8.11 Continuing obligations. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

Section 8.12 No Third-Party Beneficiaries. Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement.

Section 8.13 Amendments and Waivers. Except as otherwise provided herein, no amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

Section 8.14. Exhibits and Documents. The Parties agree and acknowledge that any and all Exhibits, attachments, schedules, or documents that are made a part of this Agreement or provided in connection with this Agreement are deemed to be a part of this Agreement for all purposes.

SIGNATURE PAGE FOLLOWS

PLYN Jej SMG BD SMG-Gold BD SMG-Gold NI Trust Eelco van Solkema

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PALAYAN RESOURCES, INC.

Per: James E Jenkins
Name: James Jenkins
Title: President and Chief Executive Officer

SCYTHIAN MINING GROUP LIMITED
(*on behalf of SMG and as the sole SMG-Gold Shareholder*)

Per: Barry Davis
Name: Barry Davis
Title: Managing Director

SMG-GOLD, B.V.

Per: Barry Davis
Name: Barry Davis
Title: Managing Director

Per: EEelco van Solkema
Name: For Netherlands Trust Services B.V
Title: Director

PLYN JEJ SMG BD SMG-Gold BD SMG-Gold Nl Trust Eelco van Solkema

EXHIBIT A

PREF & SERIES	No of voting Shares	Common equivalent	Description	%	Holder
NIL	15,000,000	15,000,000	Free trading		
Series A 1M Shares	100,000,000	15,000,000	1M preferred A shares converts to common at 1 to 15, votes at 100 to 1		**SMG**
Series B 1M Shares	10,000,000	10,000,000	Restricted (from Cortez) – converted to Series B preferred (1 M shares) and sold to Abellant. Converts to common 1 to 10. Votes at 1 to 10		Abellant Trust
Series B 500K Shares	5,000,000	5,000,000	Restricted (from Soo) – converted to Series B preferred (500,000) and sold to Abellant. Converts to common 1 to 10. Votes at 1 to 10.		Abellant Trust
Series C 1M Shares	NIL	30,000,000	1M preferred C shares convert to common at 1 to 30		**SMG**

Signature: [signature]
Email: barry.davis@smg-gold.com

Signature: [signature] Eelco van Solkema (Apr 4, 2020)
Email: eelco.van.solkema@netherlandstrustservices.com

Signature: *James E Jenkins*
James E Jenkins (Apr 4, 2020)
Email: plynceo@protonmail.com

PLYN SMG - FINAL EXCHANGE AGREEMENT

Final Audit Report 2020-04-04

Created:	2020-04-03
By:	charles giannetto (charlie@giannettolaw.com)
Status:	Signed
Transaction ID:	CBJCHBCAABAA5BcAbM6SW258Ay34Ss9i3HrnQ33VaYF-

"PLYN SMG - FINAL EXCHANGE AGREEMENT" History

Document created by charles giannetto (charlie@giannettolaw.com)
2020-04-03 - 7:20:02 PM GMT- IP address: 47.201.134.131

Document emailed to Barry Daviis (barry.davis@smg-gold.com) for signature
2020-04-03 - 7:23:57 PM GMT

Email sent to juliette.scheuler@heussen-law.nl bounced and could not be delivered
2020-04-03 - 7:24:44 PM GMT

Email viewed by Barry Daviis (barry.davis@smg-gold.com)
2020-04-04 - 0:44:02 AM GMT- IP address: 185.27.68.206

Document e-signed by Barry Daviis (barry.davis@smg-gold.com)
Signature Date: 2020-04-04 - 0:55:23 AM GMT - Time Source: server- IP address: 185.27.68.206

Document emailed to Eelco van Solkema (eelco.van.solkema@netherlandstrustservices.com) for signature
2020-04-04 - 0:55:24 AM GMT

Email viewed by Eelco van Solkema (eelco.van.solkema@netherlandstrustservices.com)
2020-04-04 - 8:47:59 AM GMT- IP address: 86.185.41.219

Document e-signed by Eelco van Solkema (eelco.van.solkema@netherlandstrustservices.com)
Signature Date: 2020-04-04 - 8:56:45 AM GMT - Time Source: server- IP address: 86.185.41.219

Document emailed to James E Jenkins (plynceo@protonmail.com) for signature
2020-04-04 - 8:56:47 AM GMT

Email viewed by James E Jenkins (plynceo@protonmail.com)
2020-04-04 - 11:58:23 AM GMT- IP address: 71.47.181.54

Document e-signed by James E Jenkins (plynceo@protonmail.com)
Signature Date: 2020-04-04 - 12:20:19 PM GMT - Time Source: server- IP address: 71.47.181.54

Signed document emailed to vje@yespanocean.com, Barry Daviis (barry.davis@smg-gold.com), jjenks2655@gmail.com, charles giannetto (charlie@giannettolaw.com), and 3 more

2020-04-04 - 12:20:19 PM GMT